ITEM 77E.  LEGAL PROCEEDINGS

Since February 2004, Federated and
related entities (collectively,
?Federated?) have been named as
defendants in several lawsuits, that
were consolidated into a single
action in the United States District
Court for the Western District of
Pennsylvania, alleging excessive
advisory fees involving one of the
Federated-sponsored mutual funds.
Without admitting the validity of any
claim, Federated reached a final
settlement with the Plaintiffs in these
cases in April 2011.




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